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                               EXHIBIT (b)(13)
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                                   EXHIBIT 13

                        TOTAL RATE OF RETURN CALCULATION

                                     FORMULA



                               P(1 + T)(to the nth power) = ERV
                               P = A hypothetical payment of $1,000
                               T = Average annual total return
                               n = Number of years

                               T = (ERV/P)(to the power of one divided by n) - 1